UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 12, 2006



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


         Nevada                        0-32019                   88-0426048
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              39 Old Ridgebury Road
                           Danbury, Connecticut 06810
                    (Address of principal executive offices)


                  Registrant's telephone number: (203) 730-4350


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
            Appointment  of  Certain   Officers;  Compensatory  Arrangements  of
            Certain Officers.

Lanny R. Dacus

     As of December 12, 2006, Lanny R. Dacus was appointed President of the Registrant. As of December 14, 2006, Mr. Dacus was appointed Chief Executive Officer of the Registrant.

     Mr. Dacus (age 66) has been manager of Diversified Acquisition Company since 1994.

     It is anticipated, pending approval by Registrant's board of directors, that Mr. Dacus will enter into a two-year employment agreement with the Registrant pursuant to which he will be paid a base salary of $60,000 per annum. The base salary may be subject to increase by the Registrant's board of directors in its sole discretion. Mr. Dacus will be eligible to be considered for a bonus annually during the term of the employment agreement. The amount of such bonus, if any, will be determined by the Registrant's board of directors in its sole discretion. The Registrant will provide Mr. Dacus with a Registrant automobile during the term of the employment agreement, and will reimburse Mr. Dacus for all reasonable automobile expenses.

     It is anticipated, pending approval by Registrant's board of directors, that Mr. Dacus' employment agreement will contain a provision that in the event Mr. Dacus' employment is terminated by Mr. Dacus' death, by the Registrant other than for Cause (which is defined in the employment agreement) or by Mr. Dacus for Good Reason (which is defined in the employment agreement), then for a period of 24 months less one month for each month after the effective date of the employment agreement (but in no case for less than 12 months), the Registrant will (i) continue to pay Mr. Dacus his base salary at the rate in effect on the date of termination, and any bonus to which he would have been entitled during such period and (ii) continue to provide Mr. Dacus with health insurance coverage at a level equivalent to that provided to Mr. Dacus by the Registrant immediately prior to the termination date.

     It is anticipated, pending approval by Registrant's board of directors, that Mr. Dacus' employment agreement will contain a provision that in the event it shall be determined that any payment, benefit or distribution (a "Payment"), is subject to the excise tax on excess parachute payments imposed by the Internal Revenue Code or any interest or penalties are incurred by Mr. Dacus with respect to such excise tax, Mr. Dacus will be entitled to receive an additional payment or payments (each, a "Gross-Up Payment") in an amount such that after payment by Mr. Dacus of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and the excise tax imposed upon the Gross-Up Payment, Mr. Dacus retains an amount of the Gross-Up Payment equal to one-half of the excise tax imposed upon the Payments.

     On December 1, 2006, Mr. Dacus was granted (subject to execution of his employment agreement) warrants exercisable for 4,777,778 shares of the Registrant's common stock, at an exercise price of $0.11 per share (the "Initial Warrants"). 597,224 shares of the Initial Warrants

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vest three months from December 1, 2006 (such date of December 1, 2006 being the
"Grant  Date").   The  remaining   4,180,554  shares  vest  in  equal  quarterly
installments thereafter (i.e., 597,222), with full vesting of all Initial Warrants occurring on the two year anniversary of the Grant Date. On December 1, 2006, Mr. Dacus was granted (subject to execution of his employment agreement) additional warrants exercisable for 13,222,222 shares of the Registrant's common stock (the "Additional Warrants"). The Additional Warrants will vest and be exercisable as follows: (i) Additional Warrants exercisable for 1,652,778 shares will vest, at an exercise price of $0.12 per share, on March 31, 2007; (ii) Additional Warrants exercisable for 6,000,000 shares will vest in three equal installments (i.e., 2,000,000 each), at an exercise price of $0.12 per share in the second, third and fourth calendar quarters of 2007, provided that, (A) in such second calendar quarter Mr. Dacus has brought one poultry or seafood plant as a customer to the Registrant and (B) for each of the third and fourth calendar quarters Mr. Dacus has brought two poultry and/or seafood plants as customers to the Registrant (it being understood that in the event that Mr. Dacus has brought at least five poultry and/or seafood plants as customers to the Registrant during calendar year 2007, all of the Additional Warrants described in this clause (ii) will vest on the date on which Mr. Dacus brings the fifth poultry and/or seafood plant customer to the Registrant during such calendar year); (iii) Additional Warrants exercisable for 4,000,000 shares will vest, at an exercise price of $0.18 per share, in the first and second calendar quarters of 2008, provided Mr. Dacus has brought two poultry and/or seafood plants as customers to the Registrant during each such calendar quarter (it being understood that in the event that Mr. Dacus has brought at least nine poultry and/or seafood plants as customers to the Registrant prior to July 1, 2008, all of the Additional Warrants described in clause (ii) above and this clause (iii) will vest (to the extent not previously vested) on the date on which Mr. Dacus brings the ninth poultry and/or seafood plant customer to the Registrant) and (iv) Additional Warrants exercisable for 1,569,444 shares will vest, at an exercise price of $0.18 per share, on September 30, 2008 provided Mr. Dacus has brought two poultry and/or seafood plants as customers to the Registrant during the third calendar quarter in 2008 (it being understood that in the event that Mr. Dacus has brought at least eleven poultry and/or seafood plants as customers to the Registrant prior to October 1, 2008, all of the Additional Warrants described in clauses (ii) and (iii) above and this clause
(iv) will vest (to the extent not previously vested) on the date on which Mr. Dacus brings the eleventh poultry and/or seafood plant customer to the Registrant). Notwithstanding the foregoing, all of the Additional Warrants will vest no later that the date that Mr. Dacus has brought his eleventh poultry and/or seafood plant as a customer to the Registrant. Vesting of the Initial Warrants and the Additional Warrants will cease if Mr. Dacus' employment is terminated, unless termination is by the Registrant other than for Cause, by Mr. Dacus for Good Reason, or caused by Mr. Dacus' death or disability. Each of the Initial Warrants and Additional Warrants are exercisable for a ten year period following the Grant Date, provided, however, that if Mr. Dacus' employment is terminated by the Registrant other than for Cause, by Mr. Dacus for Good Reason, or caused by Mr. Dacus' death or disability, such warrants are exercisable no later than five years from the date of such termination, resignation, death or disability (but in no case later than ten years following the Grant Date); provided, further, that in the event Mr. Dacus, employment is terminated by the Registrant for Cause or by Mr. Dacus without Good Reason, such warrants are exercisable through the date of termination or resignation (to the extent vested).

     In the event the Registrant undergoes a Change in Control (which is defined in the employment agreement), 100% of the then unvested portion of the Initial Warrants and

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Additional  Warrants will become vested and  exercisable  upon the occurrence of such Change in Control. In the event Mr. Dacus' employment is terminated by the Registrant other than for Cause, by Mr. Dacus for Good Reason, or caused by Mr. Dacus' death or disability, the unvested portion of the Initial Warrants that would have otherwise vested in the succeeding two calendar quarters will become vested and exercisable upon the occurrence of such termination, resignation, death or disability.

Richard Falcone

     As of December 14, 2006, Richard Falcone resigned as Chief Executive Officer and a director of the Registrant. In connection with such resignation Mr. Falcone and the Registrant entered into an agreement, dated December 14, 2006, which included the following provisions:

     o The Registrant agreed to pay Mr. Falcone a settlement payment in the amount of $150,000;

     o Mr. Falcone will be entitled to retain his stock options to purchase 2,600,000 shares of the Registrant's common stock upon the terms of the stock option agreements, as amended. The stock option agreements were amended on December 1, 2006 (subject to Mr. Falcone's execution of a separation agreement with the Registrant) as follows: (i) the stock options are vested in full, (ii) the exercise price of the stock options were reduced to $0.11 per share and (iii) the stock options are exercisable at the option of Mr. Falcone on a "cashless" basis.

     o Mr. Falcone will be entitled, at the Registrant's expense through December 31, 2007, to continue to use a leased automobile that is in the Registrant's name.

     o The Registrant will promptly reimburse Mr. Falcone for any medial insurance costs incurred by Mr. Falcone and/or his spouse through December 31, 2007.

     By a separate agreement, dated as of December 14, 2006, Mr. Falcone released and discharged the Registrant from any and all claims arising out of Mr. Falcone's employment by the Registrant and the Registrant released and discharged Mr. Falcone from any and all claims arising out of Mr. Falcone's employment by the Registrant.


Resignation of a Director

     As of December 12, 2006, James Manfredonia resigned as a member of the Registrant's board of directors.







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           TASKER PRODUCTS CORP.



Dated: December 18, 2006                   By:   /s/ Stathis Kouninis
                                               --------------------------------
                                                Stathis Kouninis
                                                Chief Financial Officer